Exhibit 99.1

CervoMed Strengthens Board with Appointment of Life Sciences Business Strategy Leader David Quigley

Mr. Quigley most recently led McKinsey & Company’s Private Capital practice and previously led various Life Sciences practices at the firm

Appointment adds deep business strategy, transactional, and commercial expertise as CervoMed prepares for Phase 3 and commercialization planning

BOSTON, October 28, 2025 — CervoMed Inc. (NASDAQ: CRVO) (CervoMed or the Company), a clinical-stage biotechnology company developing treatments for age-related brain disorders, today announced the appointment of David Quigley to its Board of Directors (Board). Mr. Quigley is a seasoned executive and former Senior Partner at McKinsey & Company, where he led the firm’s Life Sciences and Private Equity practices. His appointment comes as CervoMed prepares for key milestones, including U.S. Food and Drug Administration (FDA) feedback on the design of its planned Phase 3 trial in patients with dementia with Lewy bodies (DLB), expected during the fourth quarter of 2025.

“It is a pleasure to welcome David to our Board,” said Joshua Boger, Ph.D., Chair of the CervoMed Board of Directors and founder of Vertex Pharmaceuticals. “His strategic insight and commercial acumen are ideally suited to support CervoMed’s mission as we advance neflamapimod toward transformative milestones. We look forward to leveraging his extensive business strategy and financial insights, as well as his broad network of relationships in the pharmaceutical and private equity industries, to drive progress for patients and value for our stockholders.”

John Alam, M.D., President and Chief Executive Officer of CervoMed, commented, “David’s deep industry knowledge and proven track record supporting successful pipeline and commercial development, partnering, and M&A will be invaluable as we progress our planned Phase 3 program in DLB and evaluate strategic and business development initiatives.”

Mr. Quigley added, “I am honored to join CervoMed’s Board at such a pivotal and exciting time for the Company. The Phase 2b clinical results are compelling, and I believe neflamapimod has the potential to become a first-in-class treatment in DLB. I look forward to working closely with CervoMed’s outstanding team and Board to advance this important program and help unlock its full value for patients and stockholders."

Mr. Quigley’s distinguished career at McKinsey & Company across more than 25 years included serving as Senior Partner (2010–2025) and holding leadership roles such as Global Head of Private Capital (Private Equity), North America Head of Life Sciences, and Global Lead of Life Sciences Commercial. He has also been a guest lecturer on Life Sciences at Columbia University’s Mailman School of Public Health. Mr. Quigley holds a B.A. from University College Dublin, an M.Sc. from Queen’s University Belfast, and an M.B.A. from INSEAD.

About Dementia with Lewy Bodies

DLB is the second most common progressive dementia after Alzheimer’s disease, affecting millions worldwide. Patients may experience a combination of decline in cognitive function, cognitive fluctuations, visual hallucinations, and sleep disorders, as well as motor symptoms similar to Parkinson’s disease. There are no approved treatments for DLB in the United States or European Union, and the current standard-of-care therapies only temporarily relieve symptoms.

About CervoMed

CervoMed is a clinical-stage company developing treatments for age-related brain disorders. Its lead drug candidate, neflamapimod, is a small molecule designed to restore communication between brain cells by inhibiting a key enzyme involved in inflammation and neurodegeneration. CervoMed’s recently completed, successful Phase 2b RewinD-LB trial evaluated neflamapimod in DLB patients who have a low likelihood of AD co-pathology, and the Company plans to initiate a global Phase 3 trial in the same patient population in mid-2026.

Forward-Looking Statements
This press release includes express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding the intentions, plans, beliefs, expectations or forecasts for the future of the Company, including, but not limited to: the therapeutic potential of neflamapimod, including the degree of sustainability of any therapeutic effects; the anticipated timing and achievement of clinical and development milestones, including the Company’s announcement of additional data or any meeting or correspondence between the Company and the FDA; any other expected or implied benefits or results, including that any initial clinical results observed with respect to neflamapimod in the RewinD-LB trial will be replicated in later trials; and the timing of the initiation of any potential future trials or interactions with regulatory authorities, including the Company’s need to acquire sufficient funding for any Phase 3 trial of neflamapimod in DLB and/or the future approval, if any, of neflamapimod by regulatory authorities for the treatment of DLB or any other indication. Terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “aims,” “seeks,” “intends,” “may,” “might,” “could,” “might,” “will,” “should,” “approximately,” “potential,” “target,” “project,” “contemplate,” “predict,” “forecast,” “continue,” or other words that convey uncertainty of future events or outcomes (including the negative of these terms) may identify these forward-looking statements. Although there is believed to be reasonable basis for each forward-looking statement contained herein, forward-looking statements by their nature involve risks and uncertainties, known and unknown, many of which are beyond the Company’s control and, as a result, actual results could differ materially from those expressed or implied in any forward-looking statement. Particular risks and uncertainties include, among other things, those related to: the Company’s available cash resources and the availability of additional funds on acceptable terms; the results of the Company’s clinical trials, including RewinD-LB; the likelihood and timing of any regulatory approval of neflamapimod or the nature of any feedback the Company may receive from the FDA; the ability to implement business plans, forecasts, and other expectations in the future; general economic, political, business, industry, and market conditions, inflationary pressures, and geopolitical conflicts; and the other factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (SEC) on March 17, 2025, and other filings that the Company may file from time to time with the SEC. Any forward-looking statements in this press release speak only as of the date hereof (or such earlier date as may be identified). The Company does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date of this press release, except to the extent required by law.

Contacts

Investors:
PJ Kelleher
LifeSci Advisors
Investors@cervomed.com
617-430-7579

Media:
Argot Partners
liza@argotpartners.com
212-600-1902